                                                                     EXHIBIT 21

          Subsidiaries and Affiliates of Pennzoil-Quaker State Company
                            as of December 31, 2000

                                                         Ownership    Domicile
                                                         ---------    --------
Pennzoil-Quaker State Company                               n/a       DELAWARE
    Atlas Processing Company                                100%      DELAWARE
         Excel Paralubes                                     50%      TEXAS GP
         Pennzoil Wax Partner Company                       100%      NEVADA
         Penreco                                             50%      TEXAS GP
         Red River Terminals, L.L.C.                         50%      LOUISIANA LLC
    Jiffy Lube International, Inc.                          100%      DELAWARE
         Jiffy Lube International of Maryland, Inc.         100%      MARYLAND
         Q Lube, Inc.                                       100%      DELAWARE
         Lube Acquisition Corporation                       100%      DELAWARE
    Lubricantes Pennzoil Argentina S.A.                      99%      ARGENTINA
    Medo Industries Canada Ltd.                             100%      CANADA
    Medo Industries de Mexico, S.A. de C.V.                  99%      MEXICO
    Pennzoil Deutschland GmbH Mineralolvertrieb             100%      GERMANY
    Pennzoil Products International Company                 100%      MAURITIUS
         Pennzoil-Quaker State India Limited              96.40%      INDIA
    Pennzoil Products South Africa (PTY) Ltd.               100%      SOUTH AFRICA
    Pennzoil-Quaker State France S.A.                      9.07%      FRANCE
    Pennzoil-Quaker State International Corporation         100%      DELAWARE
         Pennzoil Products Company de Mexico                100%      NEVADA
         Pennzoil-Quaker State Asia Pacific Company         100%      NEVADA
         Pennzoil-Quaker State Australia Company            100%      NEVADA
         Pennzoil-Quaker State Benelux Company              100%      NEVADA
         Pennzoil-Quaker State Canada Holding Company       100%      DELAWARE
             Pennzoil-Quaker State Canada Company           100%      NOVA SCOTIA
         Pennzoil-Quaker State Japan Company                100%      JAPAN
         Petrolon International Limited                     100%      ISLE OF MAN
             Pennzoil-Quaker State, Limited                 100%      UNITED KINGDOM
             Petrolon Europe Limited                       99.4%      ISLE OF MAN
             Pennzoil-Quaker State France S.A.           90.929%      FRANCE
    Pennzoil-Quaker State Investment Company                100%      DELAWARE
         Blue Coral, Inc.                                   100%      DELAWARE
             Blue Coral-Slick 50, Inc.                      100%      DELAWARE
         Medo Industries, Inc.                              100%      NEW YORK
    Pennzoil-Quaker State Mediterraneo, S.L.                100%      SPAIN
    Pennzoil Receivables Company                            100%      DELAWARE
    PZ Shareowner Services, Inc.                            100%      DELAWARE
    Quaker State Corporation                                100%      DELAWARE
    Quaker State Investment Corporation                     100%      DELAWARE
         The Valley Camp Coal Company                       100%      DELAWARE
         Valley Camp, Inc.                                  100%      CANADA
    Rain-X Corporation                                      100%      ARIZONA
    Savannah Company Limited                                100%      BERMUDA